UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2000


Commission File Number 000-27852

PLATINUM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

			    Delaware			36-3802328
             (State or other jurisdiction of         (I.R.S. Employer
              incorporation or organization)          Identification No.)

2001 Butterfield Road
Downers Grove, Illinois 60515
(Address of principal executive offices, including zip code)

(630) 769-0033
(Registrant's telephone number, including area code)





Item 5.	Other Events.

	On July 26, 2000, Platinum Entertainment, Inc. filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern
Division.  The petition lists assets in the amount of $15,754,897
(without valuation of the Company's catalog of record masters or music publishing rights) and liabilities in the amount of $52,172,198. The Company will seek approval by the Bankruptcy Court of financing in the amount of $1,375,000 for the next 60 days of operation as debtor in possession from First Source Financial, Inc., the Company's current senior lender, during which time the Company will attempt to sell some or all of its assets. In addition, the Company has filed other typical "first day" motions necessary to operate its business in Chapter 11.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Platinum Entertainment,Inc. has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 26th day of July, 2000.

	PLATINUM ENTERTAINMENT, INC.




         By:/s/ THOMAS R. LEAVENS
                Thomas R. Leavens
         General Counsel and Senior Executive Vice President